UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-140879	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, the board of directors or First Priority Financial Corp. (the “Company”), approved restructured change in control arrangements to replace the previously executed change in control agreements between the Company and its named executive officers: David E. Sparks, Chairman and Chief Executive Officer; Lawrence E. Donato, Executive Vice President and Chief Risk Officer; Mary Ann Messmer, Executive Vice President; and Mark J. Myers, Chief Financial Officer.

In each case, the previously executed change in control agreement between the named executive officer and the Company, which generally provided for 24 months of severance payments in the event of involuntary termination of employment, or resignation for specified events of “good reason,” following a change in control, was terminated with the consent of the executive officer. In lieu of the change in control agreements, each of the named executive officers will instead participate in the First Priority Bank Severance Plan (the “Severance Plan”). Under the Severance Plan, which is a broad-based severance plan applicable to certain employees of the Company and the Bank, each executive will receive a severance benefit equal to continued base salary for a period of twelve months (18 months in the case of Mr. Myers) in the event that the executive’s employment is terminated within one year following a “change in control” as a result of a work force reduction or job elimination.

In connection with the termination of the previously executed change in control agreements and the adoption of the new Severance Plan, the named executive officers received a grant of stock options under the Company’s existing Stock Compensation Program. Such options, which vest only upon a change in control of the Company, are exercisable for a period of ten years at an exercise price of $5.25 in the following amounts: Mr. Sparks—60,000 shares; Mr. Donato—45,000 shares; Ms. Messmer—45,000 shares; and Mr. Myers—40,000 shares. Such options were granted to replace previously granted options, which the Company and each executive mutually agreed to terminate and which had exercise prices of either $10.00 or $10.25 per share. Each named executive officer also received a grant of restricted stock under the Company’s Stock Compensation Program, which vest three years from the grant date or earlier upon a change in control of the Company, in the following amounts: Mr. Sparks—15,000 shares; Mr. Donato—12,500 share; Ms. Messmer—12,500 shares; and Mr. Myers—12,000 shares.

A copy of the form of Acknowledgement and Release Agreement, dated as of December 19, 2013, which includes the Severance Plan as Exhibit B, is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Acknowledgment and Release Agreement, dated December 19, 2013, between First Priority Financial Corp. and named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated: December 24, 2013	By:	/s/ Mark J. Myers
Mark Myers
Chief Financial Officer

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